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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           __________________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): March 2, 2005
                           __________________________

                              GENIUS PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)
                           __________________________

           DELAWARE                        0-27915               33-0363979
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                          740 LOMAS SANTA FE, SUITE 210
                         SOLANA BEACH, CALIFORNIA 92075
               (Address of Principal Executive Offices) (Zip Code)

                                 (858) 793-8840
              (Registrant's telephone number, including area code)


          (Former Name or Former Address, if Changed Since Last Report)
                           __________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 2, 2005, Genius Products, Inc. (the "Company") entered into a Securities Purchase Agreement with certain institutional investors related to the private placement of 6,518,987 shares of its common stock, par value $0.0001 per share ("Common Stock"), and five-year warrants to purchase 1,303,797 shares of Common Stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share. The transaction closed on March 3 and the Company realized gross proceeds of $10.3 million from the financing, before deducting commissions and other expenses.

The investors in the private placement were funds managed by JLF Asset Management, LLC of Del Mar, California, Bonanza Capital Ltd. of Dallas, Texas, and Gruber & McBaine Capital Management of San Francisco, California. Cappello Capital Corp. acted as lead placement agent and Roth Capital acted as a co-manager in connection with the private placement.

The Company is obligated to register the shares of Common Stock issued in the private placement for resale on a registration statement to be filed within 60 days after the closing. The Company will use its best efforts to cause the registration statement to become effective within 120 days of the date of the Securities Purchase Agreement (165 days if the SEC chooses to review the registration statement). Failure to file a registration statement or for it to become effective within the required timeframes will result in the payment of liquidated damages to the purchasers.

The forms of definitive agreements relating to the private placement are furnished as exhibits to this Report. The preceding descriptions of the definitive agreements are summary in nature and do not purport to be complete. This summary should be read in connection with the exhibits hereto. A copy of the press release announcing the private placement is also attached as an exhibit hereto.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure under Item 1.01 of this Report is hereby incorporated herein by reference.

On February 17, 2005, Dennis Levin, a holder of warrants issued by the Company, exercised such warrants for 12,000 shares of Common Stock at $0.63 per share, resulting in gross proceeds to the Company of $7,560.

The foregoing transaction and the sale of securities referenced in Item 1.01 of this Report have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and were sold in a private transaction exempt from registration pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

ITEM 8.01.        OTHER EVENTS

On March 2, 2005, the Company completed its reincorporation from the State of Nevada to the State of Delaware. At its 2004 Annual Meeting, the Company's shareholders approved an agreement and plan of merger to change its state of incorporation from Nevada to Delaware. The reincorporation was accomplished by merging the Company into a newly formed Delaware corporation and converting each share of the Company's Common Stock into one share of the Common Stock of the Delaware corporation. The reincorporation will have no impact on the operation of the Company's business. Certificates that represent shares of the Common Stock of the Nevada corporation now automatically represent the same number of shares of the Delaware corporation. The CUSIP number assigned to the shares will not change and the shares will continue to be traded under the symbol "GNPI.OB".


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits


EXHIBIT
NUMBER                          DESCRIPTION

99.1       Form of Securities Purchase Agreement, dated March 2, 2005

99.2       Form of Registration Rights Agreement, dated March 2, 2005

99.3       Form of Warrant, dated March 2, 2005

99.4       Press Release dated March 7, 2005




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    GENIUS PRODUCTS, INC.


Date:  March 9, 2005                                By: /s/ Trevor Drinkwater
                                                        ------------------------
                                                        Trevor Drinkwater
                                                        Chief Executive Officer

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                             DESCRIPTION

99.1       Form of Securities Purchase Agreement, dated March 2, 2005

99.2       Form of Registration Rights Agreement, dated March 2, 2005

99.3       Form of Warrant, dated March 2, 2005

99.4       Press Release dated March 7, 2005



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